                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (Amendment No.   )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement               [_] CONFIDENTIAL, FOR USE OF THE
                                                  COMMISSION ONLY (AS PERMITTED
[X] Definitive Proxy Statement                    BY RULE 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                          ROWE FURNITURE CORPORATION
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                          ROWE FURNITURE CORPORATION
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(1)(2) or
    Item 22(a)(2) of Schedule 14a.

[_] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1) Title of each class of securities to which transaction applies:


       ------------------------------------------------------------------------

   (2) Aggregate number of securities to which transaction applies:


       ------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       ------------------------------------------------------------------------

   (4) Proposed maximum aggregate value of transaction:

       ------------------------------------------------------------------------

   (5) Total fee paid:

       ------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount previously paid:

       ------------------------------------------------------------------------

   (2) Form, Schedule or Registration Statement No.:

       ------------------------------------------------------------------------

   (3) Filing Party:

       ------------------------------------------------------------------------

   (4) Date Filed:

       ------------------------------------------------------------------------

Notes:

                                             ______________________________
                                             ______________________________

                                                         NOTICE

                                                           of

                                                     ANNUAL MEETING

                                                           of

                                                      STOCKHOLDERS

                                                          and

                                                    PROXY STATEMENT


                                                    _________________


                                             TIME:

                                                       Tuesday, April 4, 1995
                                                        at 10:00 a.m.

                                             PLACE:

                                                       Roanoke Airport Marriott
                                                           Roanoke, Virginia

                                                    _________________




                                                 ROWE FURNITURE CORPORATION
                                                       Salem, Virginia


                                             ______________________________
                                             ______________________________

ROWE FURNITURE CORPORATION
239 Rowan Street
Salem, Virginia  24153
___________________________________________________________________________




To The Stockholders of
Rowe Furniture Corporation                               February 28, 1995

           Notice is hereby given that the annual meeting of stockholders of Rowe Furniture Corporation (the "Company") will be held at the Roanoke Airport Marriott, Roanoke, Virginia, on Tuesday, April 4, 1995, at 10:00 a.m. The annual meeting is for the purpose of considering and acting upon the election of three directors of the Company, each for a term of three years, and to transact such other business as may properly come before the meeting or any adjournment thereof. The Board of Directors is not aware of any other business to come before the annual meeting.

       Any action may be taken on foregoing proposal at the meeting on the date specified above, or on any date or dates to which the meeting may be adjourned. Stockholders of record at the close of business on February 10, 1995, are the stockholders entitled to vote at the meeting, and at any adjournments thereof.

       You are requested to complete and sign the enclosed form of proxy which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the meeting in person.

                                 By Order of the Board of Directors,



                                 ARTHUR H. DUNKIN,  Secretary-Treasurer




IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                          ROWE FURNITURE CORPORATION
                               239 Rowan Street
                            Salem, Virginia  24153

                       ________________________________

                                PROXY STATEMENT

                       ________________________________

                        ANNUAL MEETING OF STOCKHOLDERS

                            Tuesday, April 4, 1995

                       ________________________________

        This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Rowe Furniture Corporation (hereinafter called the "Company") to be used at the Annual Meeting of Stockholders of the Company (hereinafter called the "Meeting"), which will be held at the Roanoke Airport Marriott, Roanoke, Virginia, on April 4, 1995, at 10:00 a.m., and all adjournments of the Meeting. The accompanying notice of Meeting and this proxy statement are first being mailed to stockholders on or about February 28, 1995.

        All shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees set forth in this Proxy Statement. Proxies marked as abstaining will be treated as present for purposes of determining a quorum at the Meeting, but will not be counted as voting on any matter for which an abstention is indicated. Proxies returned by brokers as "non-votes" on behalf of shares held in street name will not be treated as present for purposes of determining a quorum for the Meeting unless they are voted by the broker on at least one matter on the agenda. Such non-voted shares will not be counted as voting on any matter as to which a non-vote is indicated on the broker's proxy.

        The Company does not know of any matters, other than as described in the Notice of Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

        Stockholders who execute proxies solicited by the Company's Board of Directors retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. The presence of a stockholder at the Meeting will not automatically revoke such stockholder's proxy. Proxies may be revoked, however, at any time prior to its exercise by written notice to the Secretary of the Company or the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting or by attending the Meeting and voting in person. Any written notice revoking a proxy should be delivered to Arthur H. Dunkin, Secretary-Treasurer of the Company, at 239 Rowan Street, Salem, Virginia 24153.

                             STOCKHOLDER APPROVAL

        Although the Company's principal executive offices are located in Salem, Virginia, the Company is incorporated under the laws of the State of Nevada. Under Nevada law, the affirmative vote of a plurality of the shares represented at the Meeting is required for the election of Directors. Accordingly, withholding of authority will have no effect upon the election of Directors. The Board of Directors of the Company unanimously recommends a vote for each of the nominees for director.


                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        Stockholders of record as of the close of business on February 10, 1995 will be entitled to one vote for each share then held. As of February 10, 1995, the Company had 13,727,732 shares of common stock issued and outstanding.

        The following table sets forth certain information regarding beneficial ownership of the Common Stock as of February 10, 1995, by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each director and nominee, and (iii) all directors and executive officers as a group. The Company believes that the individuals listed each have sole voting and investment power with respect to such shares, except as otherwise indicated in the footnotes to the table. Unless otherwise indicated below, the business address of each person listed below is: c/o Rowe Furniture Corporation, 239 Rowan Street, Salem, Virginia 24153.

                                                      Shares Beneficially
                                                             Owned
                                                     -----------------------
                                                      Amount of
                                                     Beneficial     Percent
                                                     Ownership(1)   of Class
                                                     ------------   --------
Name and Address
of Beneficial Owner
- - - - - -------------------

Caryl S. Bentz (2)                                   1,172,433         8.5%
Gerald M. Birnbach (3)(4)(5)                         1,544,421        11.1
Sidney J. Silver (6)                                 1,592,723        11.6
Arthur H. Dunkin                                       167,564         1.2
Keith J. Rowe (3)(7)(8)                              1,402,385        10.2
Harvey I. Ptashek (9)                                  112,450          *
Gerald O. Woodlief (10)                                 60,115          *
Richard E. Cheney                                       78,662          *
W. Patrick Dolan                                        71,256          *
Charles T. Rosen                                        34,030          *
All directors and executive officers
  as a group (9 persons)                             4,289,072        30.2

*Less than one percent.

(1) Includes shares subject to options exercisable within 60 days of February 10, 1995 granted to the directors and executive officers as follows: Mr. Birnbach - 194,868, Mr. Silver - 11,250, Mr. Dunkin - 80,437, Mr. Rowe - 26,437, Mr. Ptashek - 33,750, Mr. Woodlief -
        26,437, Mr. Cheney - 26,437, Mr. Dolan - 26,437 and Mr. Rosen -
        26,437.  Also includes shares held in retirement accounts.
(2)     Ms. Bentz's business address is:  4749 Barclay Square, Roanoke,
        Virginia  24018.
(3) Includes 280,098 shares held by Mr. Birnbach and Mr. Keith Rowe, as co-trustees under the trust of FBO Michael Rowe, over which shares these individuals exercise shared voting and investment power. Mr. Birnbach does not have any income or residuary interest in these shares.
(4) Includes 115,803 and 398,670 shares held as co-trustees under irrevocable trust agreements for the descendants of D. E. Rowe, Jr. and for the descendants of Gladys B. Rowe, respectively, over which shares Mr. Birnbach exercises shared voting and investment power.
(5) Includes 2,430 shares held jointly by Mr. Birnbach with his wife. Excludes 3,795 shares held by Mr. Birnbach's wife.
(6) Excludes 1,593 shares owned by Mr. Silver's wife, 1,012 shares owned by Mr. Silver's son, 189,843 shares held by Mr. Silver's wife and son as trustees under the irrevocable trust for the wife and descendants of Sidney J. Silver. Includes 115,803 and 398,670 shares held as co-trustee under irrevocable trust agreements for the descendants of D.E. Rowe, Jr. and for the descendants of Gladys B. Rowe, respectively, 792 shares held as co-trustee under the irrevocable trust agreement FBO Jonathan Simon Elsberg and 15,187 shares in the Silver, Freedman & Taff Profit Sharing Plan and Trust over which
        shares Mr. Silver exercises shared voting and investment power.   Mr.
        Silver's business address is: c/o Silver, Freedman & Taff, L.L.P., 1100 New York Ave., N.W., Washington, D.C. 20005.
(7) Messrs. Michael and Keith Rowe are coexecutors of the estate of Elizabeth J. Rowe and have shared voting and investment power with respect to 10,084 shares.
(8)     Excludes 792 shares owned by Mr. Rowe's wife.
(9)     Excludes 41,789 shares owned by Mr. Ptashek's wife.
(10)    Excludes 72,595 shares owned by Mr. Woodlief's wife.


                           PROPOSAL I - ELECTION OF DIRECTORS

        The Company's Board of Directors is composed of nine members. Approximately one-third of the Directors are elected annually. Three Directors are to be elected at the Meeting for terms of three years or until their successors are elected and qualified.

        Unless a contrary specification is indicated, it is intended that the accompanying form of proxy will be voted for the election of the three nominees named below. If any of such persons is unable, or declines, to serve, the persons named in the accompanying proxy may vote for another person, or persons, in their discretion. There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

        The following table sets forth certain information with respect to each nominee for election to the Board and each Director continuing to serve.

                         INFORMATION CONCERNING NOMINEES

                                                          Director   Term to
        Name                                       Age      Since    Expire
        ----                                       ---    --------   -------
Gerald M. Birnbach . . . . . . . . . . . . . . .    64      1966      1998
Keith J. Rowe  . . . . . . . . . . . . . . . . .    51      1977      1998
Richard E. Cheney. . . . . . . . . . . . . . . .    73      1988      1998

                          DIRECTORS CONTINUING TO SERVE

                                                          Director   Term to
        Name                                       Age      Since    Expire
        ----                                       ---    --------   -------
Harvey I. Ptashek. . . . . . . . . . . . . . . .    56      1984      1997
Gerald O. Woodlief . . . . . . . . . . . . . . .    64      1982      1997
W. Patrick Dolan . . . . . . . . . . . . . . . .    54      1988      1997
Charles T. Rosen . . . . . . . . . . . . . . . .    61      1977      1996
Sidney J. Silver . . . . . . . . . . . . . . . .    60      1982      1996
Arthur H. Dunkin . . . . . . . . . . . . . . . .    49      1986      1996

        Gerald M. Birnbach has been in the service of the Company since 1956. He has served as the Company's President since 1972, and Chairman of the Board since 1976. Prior to becoming President, he was Vice President of Merchandising and Sales.

        Keith J. Rowe served as a Vice President of the Company from 1977 to January 1993. He is presently a private investor and currently serves on the board of directors of Enabling Technologies, Inc.

        Richard E. Cheney was the Chairman of the Board of Hill & Knowlton, an international public relations company, from 1987 to 1991 and served as the Chairman Emeritus from 1991 to 1993. He currently serves on the boards of directors of Chattem, Inc., C.R. Gibson Company, Holopak Technologies, Inc. and Alpine Lace Brands and serves as a financial relations consultant to such companies.

        Harvey I. Ptashek, who has been employed by the Company since 1964, has served as its Senior Vice President since 1984. He was the Vice President of Sales from 1980 to 1984. Prior to that time, he held positions with the Company as National Sales Manager and Director of Sales Administration.

        Gerald O. Woodlief served as a Senior Vice President of the Company from 1982 until his retirement in December 1992. From 1949 until 1982, Mr. Woodlief served in various manufacturing positions with the Company.

        W. Patrick Dolan has served as President of W. P. Dolan & Associates, a labor/management consulting firm since 1978.

        Charles T. Rosen has served as President of CTR Funding, Inc., a private investment company, since 1975.

        Sidney J. Silver has been a member of the Washington, D.C. law firm Silver, Freedman & Taff, L.L.P. since 1972.

        Arthur H. Dunkin has been the Company's Secretary-Treasurer since 1986. Mr. Dunkin has been in the service of the Company since 1984.

        Board of Directors Meetings and Committees.  The Board conducts its
        ------------------------------------------
business through meetings of the Board and through the activities of its committees. During the fiscal year ended November 27, 1994, the Board of Directors held eight regular board meetings and three special board meetings. No incumbent director of the Company attended fewer than 75 percent of the total meetings of the Board of Directors and committee meetings on which such Board member served during this period.

        The Audit Committee of the Board of Directors consists of Messrs. Cheney, Dolan, Rosen, Rowe and Silver. The primary functions of this committee are to evaluate audit performance, oversee relations with the Company's independent auditors, and evaluate internal accounting policies and procedures. Three meetings were held by the Audit Committee during the year ended November 27, 1994.

        The Executive Committee of the Board of Directors consists of Messrs. Birnbach, Rowe, Silver, and Woodlief. This committee determines the compensation of the executive officers of the Company. One meeting was held by the Executive Committee during the year ended November 27, 1994.

        The Stock Option Committee of the Board of Directors consists of Messrs. Cheney, Dolan, Rosen, Rowe, and Silver. The stock option committee determines the number of stock options to be granted to all officers and employees of the Company. Two meetings were held by the Stock Option Committee during the year ended November 27, 1994.

        The Company's full Board of Directors act as a nominating committee for the annual selection of nominees for election as Directors. While the Board of Directors will consider nominees recommended by stockholders, it has not established any procedures for this purpose.

                            EXECUTIVE COMPENSATION

        The following table sets forth the compensation for each of the last three fiscal years earned by the President and each of the most highly compensated executive officers whose individual remuneration exceeded $100,000 for the fiscal year ended November 27, 1994 (the "Named Executives").

                            Summary Compensation Table
                            --------------------------
                                                    Long-Term
                                                  Compensation
                                                     Awards
                                      Annual      ------------
Name and                           Compensation    Number of     All Other
Principal Position            Year    Salary        Options    Compensation(1)
- - - - - ------------------            ---- ------------   ------------ ---------------
Gerald M. Birnbach
  Chairman and President      1994  $725,000         56,400       $1,406,930
                              1993   642,153              0            6,745
                              1992   577,260         84,375
Harvey I. Ptashek
  Senior Vice President       1994   228,333         33,750            5,082
                              1993   210,000              0            4,947
                              1992   195,000         50,625
Arthur H. Dunkin
  Secretary-Treasurer         1994   193,333         33,750            5,451
                              1993   173,333              0            5,305
                              1992   155,000         50,625

__________________


(1) In accordance with the transitional provisions applicable to the rules on executive officer and director compensation disclosure adopted by the Securities and Exchange Commission, amounts of All Other Compensation are excluded for the Company's 1992 fiscal year. Amounts under All Other Compensation for the Company's 1993 and 1994 fiscal year were contributed by the Company pursuant to its 401(k) Savings Plan and includes for Mr. Birnbach in 1994 a payment of $1.4 million pursuant to the settlement of his SERP agreement. See "--Employment Agreements."

        The following table sets forth certain information concerning stock options granted pursuant to the Company's 1983 and 1993 Stock Option and Incentive Plans to the Names Executive Officers in 1994. No stock appreciation rights have been awarded under such plans.

                                           Option Grants in Last Fiscal Year
                                           ---------------------------------
                                                                           Potential
                                                                     Realizable Value At
                                                                        Assumed Annual
                                                                     Rates of Stock Price
                                                                         Appreciation
                        Individual Grants                               For Option Term
- - - - - ------------------------------------------------------------------   ----------------------
                              % of Total     Exercise
                  Options   OptionsGranted   or Base
                  Granted   to Employees     Price      Expiration
Name                #(1)    In Fiscal Year   ($/SH)       Date        5% ($)        10%($)
- - - - - ----              -------   --------------   --------   ----------   --------      --------
G. M. Birnbach    38,250        23.6%         $5.22     12-07-03     $125,568      $318,215
                  18,150        14.5%          5.50     08-18-04       62,779       159,095

H. I. Ptashek     22,500        13.9%         $5.22     12-07-03       73,864       187,185
                  11,250         9.0%          5.50     08-18-04       38,913        98,613

A. H. Dunkin      22,500        13.9%         $5.22     12-07-03       73,864       187,185
                  11,250         9.0%          5.50     08-18-04       38,913        98,613

(1) Mr. Birnbach's 38,250 shares are excisable as follows: 50% as of January 3, 1994 and 50% January 2, 1995. The 18,150 shares are exercisable on January 2, 1996. Mr. Ptashek and Mr. Dunkin's
        22,500 shares are exercisable as follows: 45% as of December 7, 1993 and 55% as of January 3, 1994. The 11,250 shares are exercisable as follows: 55% as of August 18, 1994 and 45% as of January 2, 1995.

        The following table sets forth information concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year with respect to each of the Named Executives:

                                    Aggregated Option Exercises In Last Fiscal Year
                                          And Fiscal Year-End Option Values
                                    -----------------------------------------------
                                                      Number of Shares         Value of
                                                         Underlying          Unexercised
                                                        Unexercised          In-the-Money
                       Shares                      Options at 11-27-94   Options at 11-27-94
                       Acquired        Value            Exercisable/          Exercisable/
Name                   On Exercise   Realized(1)      Unexercisable         Unexercisable(2)
- - - - - ----                   -----------   -----------   -------------------   -------------------
Gerald M. Birnbach      41,250       $208,842        157,593/37,275        $665,564/$17,738

Harvey I. Ptashek       65,031        323,349          28,687/5,063          $15,812/$1,691

Arthur H. Dunkin         9,000         44,750          75,374/5,063         $236,278/$1,688

(1) The difference between fair market value of the Company's Common Stock and exercise price at exercise.
(2) The difference between fair market value of the Company's Common Stock and exercise price at fiscal year end.

        Supplemental Executive Retirement Plan.  In January 1991, the Company
        --------------------------------------
revised its Supplemental Executive Retirement Plan ("SERP") effective December 3, 1990. The Named Executives who are participants in the plan are Messrs. Ptashek and Dunkin. The revised plan provides for a fixed retirement benefit at age 65 of $100,000 per year for ten years for a total sum of one million dollars. A participant who retires between the ages of 55 and 65 will receive a reduced annual payment over a greater number of years for a total sum of one million dollars. A participant who retires at age 53 or 54 will receive a reduced annual payment over a greater number of years for total sums of $650,000 and $700,000, respectively. A participant who retires before age 53 will receive a lump sum payment equal to the total amount previously accrued by the Company for financial accounting purposes.

        Employment Agreements.  In December 1993, the Company revised and
        ---------------------
extended an existing employment agreement with Mr. Birnbach. At the time the agreement was revised and extended, Mr. Birnbach's SERP was terminated and the Company agreed to settle a $2,670,000 lump sum payment to which Mr. Birnbach was entitled upon retirement pursuant to the SERP. Under the settlement the Company agreed to pay Mr. Birnbach $1.4 million on or before December 15, 1993 and four equal annual installments of $200,000 on or before December 15 each year thereafter.

        The agreement provides for an annual base salary, exclusive of bonuses and increases, of $725,000 and annual salary increases based upon increases in the Consumer Price Index. Provision is also made for a bonus for unusual efforts made by Mr. Birnbach on behalf of the Company to be awarded in the sole discretion of the Company's Board of Directors. The agreement also provides for termination benefits, disability benefits, vacation and other benefits, including the furnishing of an automobile to Mr. Birnbach. The agreement has an eight year term.

        In the event that the Company terminates Mr. Birnbach's employment contract without cause or due to the cessation of the Company's business, other than by reason of sale of such business, or due to a change in control of the Company which is followed by the voluntary or involuntary termination of Mr. Birnbach's employment, Mr. Birnbach will be entitled to the full amount of all compensation and benefits to which he would otherwise be entitled under the agreement for the remaining term of the agreement. In addition, any benefits Mr. Birnbach may have under any employee benefit plan shall immediately vest.

        Under the agreement, for a period of two years after the voluntary or involuntary termination of Mr. Birnbach's employment with the Company, Mr. Birnbach may not compete or own an interest in any other business in competition with that of the Company's business, except for the purchase and holding of securities of any company listed upon a recognized securities exchange or traded in a recognized security market.

        The Board of Directors approved employment contracts with Messrs. Ptashek and Dunkin in 1984 and 1985, respectively. The contracts provide that if the officers are terminated for the convenience of the Company, without cause or any reason related to job performance, they may receive a sum equal to their annual base compensation for a period of two years or until the attainment of the normal retirement age under the Company's retirement plans, whichever is earlier.

        Cash-or-Deferred Non-Qualified Executive Retirement Plan.  Effective
        --------------------------------------------------------
December 1, 1994, the Company adopted an unfunded Cash-or-Deferred Non-Qualified Executive Retirement Plan (the "Executive Retirement Plan"). The Executive Retirement Plan is designed to supplement the amounts of current income deferrable by certain executive officers under the Company's tax-qualified 401(k) Plan. Under the Executive Retirement Plan, a participant may elect to defer an unlimited amount of his salary and bonus; however, the matching formula for such amounts is the same as that of the 401(k) Plan. Each participant will receive a matching Company contribution equal to (i) 75% of the first 1% to 3% of compensation deferred and (ii) 25% of deferred amounts from 4% to 6% of compensation. No matching contribution will be made for deferred amounts in excess of 6% of salary and bonus. In its discretion, the Board of Directors may award supplemental credits to the account of plan participants. Participant deferral amounts, matching credits and any supplemental credits will earn interest equal to the then current 10-year treasury bond rate. Participants are fully vested in the amounts credited to their plan accounts at all times.

        In addition, the Executive Retirement Plan provides for the transfer into a separate grantor trust of assets equal to the Company's obligations to the plan participants upon the occurrence of certain events, including a change in control of the Company. As of December 1, 1994, only the Named Officers participate in the Executive Retirement Plan.

        Director Compensation.  Directors employed by the Company are paid fees
        ---------------------
at the rate of $500 per meeting and non-employee Directors receive a fee of $1,500 per meeting. No fees are paid to members of committees appointed by the Board of Directors. The Directors who are not employees of the Company received the following amounts in 1994 for serving on the Company's Board of Directors:
Messrs. Cheney, Silver, Rosen, Rowe and Woodlief, $12,000 each; Directors who are executive officers of the Company each received $4,000 in 1994 in compensation for their service on the Company's Board of Directors. In accordance with the 1993 Stock Option and Incentive Plan, directors who are not employees of the Company receive automatic grants of 4,500 each on the first Monday in February of each year. Accordingly, the following directors received stock option awards in the amount of 4,500 each on February 7, 1994: Messrs. Cheney, Dolan, Rosen, Rowe, Silver and Woodlief. During fiscal 1994, Mr. Silver exercised options to purchase a total of 15,187 shares of the Common Stock, realizing a net aggregate value of $29,250.

        Compensation Committee Interlocks and Insider Participation.  The
        -----------------------------------------------------------
members of the Company's Compensation Committee are Messrs. Birnbach, Rowe, Silver, and Woodlief. Mr. Birnbach is currently the Company's President and Chairman, and Messrs. Rowe and Woodlief are former officers of the Company. Mr. Silver is a member of the law firm Silver, Freedman & Taff, which serves as general counsel to the Company. Total fees incurred for legal services rendered by this firm to the Company and its subsidiaries during the fiscal year ended November 27, 1994 did not exceed 5% of such firm's gross revenues in its last fiscal year.

        Compliance with Section 16(a).  Section 16(a) of the Securities Exchange
        -----------------------------
Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in the ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely upon information provided to the Company by the officers and directors subject to section 16 of the Securities Exchange Act of 1934, each of the Company's executive officers and directors timely filed all required reports, with the exception of Director Woodlief, who failed to file timely one report relating to one transaction. Director Woodlief has filed an amended report which accurately reflected his holdings of the Company's equity securities.


             REPORT OF THE EXECUTIVE AND STOCK OPTION COMMITTEES

        The compensation policies of the Company seek to align the compensation of its executive officers with the Company's financial and other performance aspects, thereby improving performance and enhancing stockholder value.

        Compensation Philosophy. The Company's compensation programs are designed to attract and retain qualified management personnel by providing competitive compensation while, at the same time, providing incentive to enhance stockholder value consistent with the business strategies and long-term objectives of the Company. Accordingly, the Company's compensation programs include the following aspects:

        The compensation program includes a base salary providing competitive compensation and reflecting the Company's financial and other performance as well as the individual's performance.

        Long-term incentive in the form of stock options are designed to reward and retain executives over a period of years, and to align the interests of executives with those of stockholders by relating compensation to the Company's stock price.

        Base Salaries. Base salaries are intended to compensate fairly all of the executive officers of the Company for the effective exercise of their responsibilities, their management of the business functions for which they are responsible, and their extended period of service to the Company. Actual salaries paid to the Company's executive officers are based upon their level of experience and performance and their years of service to the Company. In fiscal year 1994 the Named Executives received salary increases which maintain their compensation at a competitive level and reflect the Company's improved financial and other performance.

        Long-term Incentives. The Company provides long-term, stock-related incentives to key executives and employees including the Named Executives under the 1983 and 1993 Stock Option Plans (the "Plans"). Awards under the Plans may be either incentive stock options, qualifying for favorable income tax treatment, or non-qualified stock options. Awards are designed to align management's incentives with the interests of the Company's stockholders and to reward executives for increases in stockholder value. In December 1993 stock options were awarded to the Named Executives in the following amounts: Mr. Birnbach - 38,250 shares; Mr. Ptashek - 22,500 shares; and Mr. Dunkin -22,500 shares. In August 1994 stock options were awarded to the Named Executives in the following amounts: Mr. Birnbach - 18,150 shares; Mr. Ptashek - 11,250 shares; and Mr. Dunkin - 11,250 shares. Such awards were intended to link an adequate portion of executive compensation to benefits produced for all other stockholders.

        Compensation of the Chief Executive Officer. Effective December 1993, Mr. Birnbach received an increase in his salary from $641,600 to $725,000 as an inducement to extend his contract to serve as Chairman and President of the Company and to reward him for improvement in the Company's financial and other performance. See "Executive Compensation - Employment Agreements."

        In 1993, Section 162(m) was added to the Internal Revenue Code, the effect of which is to eliminate the deductibility of compensation over $1 million, with certain exclusions, paid to each of certain highly compensated executive officers of publicly held corporations, such as the Company. Section 162(m) applies to remuneration (both cash and non-cash) that would otherwise be deductible for tax years beginning on or after January 1, 1994, unless expressly excluded. The Company has included a provision in Mr. Birnbach's employment agreement limiting his compensation to the $1 million threshold and deferring any amount in excess of such limit. In addition, although the current compensation of each of the Company's other executive officers is below the $1 million threshold, the Company intends to consider the new provision in establishing future compensation policies for such officers.

                          COMPENSATION COMMITTEE
                            Gerald M. Birnbach
                               Keith J. Rowe
                             Sidney J. Silver
                            Gerald O. Woodlief

                          STOCK OPTION COMMITTEE
                             Richard E. Cheney
                             William P. Dolan
                             Charles I. Rosen
                              Keith J. Rowe
                             Sidney J. Silver

                              PERFORMANCE GRAPH

        The following is a line graph comparing the yearly change in the cumulative total return on the Company's Common Stock with the cumulative total return on the NYSE Market Index, the AMEX Market Index and the Company's peer group index for the Company's last five fiscal years.

COMPARISON OF FIVE YEAR CUMULATIVE
TOTAL RETURN

Among Rowe Furniture Corporation, the NYSE Market
Index, the AMEX Market Index and the Company's Peer Group


[GRAPH APPEARS HERE]

- - - - - ----------------------------- FISCAL YEAR ENDING -------------------------------
COMPANY                     1989     1990     1991     1992     1993     1994

ROWE FURNITURE CP            100     71.05    76.17    168.52   449.90   540.43
INDUSTRY INDEX               100     66.58    89.90    124.34   168.26   134.07
NYSE MARKET INDEX            100     96.37   115.72    132.82   149.04   151.53
AMEX MARKET INDEX            100     85.44   100.27    107.90   124.51   118.51


        The peer group consists of household furniture manufacturing companies with the same Standard Industrial Classification as the Company.



        The Company has determined to use the NYSE Market Index instead of the Amex Market Index in future years as a result of the listing of the Common Stock on the New York Stock Exchange beginning in January 1994.

                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        The Board of Directors engaged the independent certified public accounting firm of BDO Seidman to audit the records of the Company for the 1992, 1993 and 1994 fiscal years. Representatives of BDO Seidman are expected to attend the Meeting to respond to appropriate questions and to make a statement if they so desire. The Company's consolidated financial statements for the year ended November 27, 1994, were examined by BDO Seidman.

                            STOCKHOLDER PROPOSALS

        In order to be eligible for inclusion in the Company's proxy materials for the next year's annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at the Company's principal executive offices at 239 Rowan Street, Salem, Virginia, no later than October 31, 1995. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

                                OTHER MATTERS

        The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this proxy statement. However, if other matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

        The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone, without additional compensation. The Company may also retain the services of a proxy solicitation firm, the fees and expenses of which firm will be paid for by the Company, although there is no present intention to retain any such firm.

        The Company's annual report to stockholders, including financial statements, has been mailed to all stockholders of record as of the close of business on February 10, 1995. Any stockholder who has not received a copy of such annual report may obtain a copy by writing to the Company. Such annual report is not to be treated as part of the proxy solicitation materials, nor as having been incorporated herein by reference.

                                             ARTHUR H. DUNKIN
                                             Secretary-Treasurer

February 28, 1995

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               ROWE FURNITURE CORPORATION -- COMMON STOCK PROXY


For the Annual Meeting of Stockholders at 10:00 a.m. local time on Tuesday, April 4, 1995, at the Roanoke Airport Marriott, Roanoke, Virginia.

     The undersigned hereby appoints A. H. Dunkin and B. A. Rotramel or any one of them with full powers of substitution as Proxies to vote the Common Stock of Rowe Furniture Corporation (the "Company") held by the undersigned at the above-stated Annual Meeting, and any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated February __, 1995, as follows:

1. ELECTION OF DIRECTORS. The nominees to serve until 1998 are Messrs. Gerald M. Birnbach, Keith J. Rowe and Richard E. Cheney.

___ VOTE FOR all nominees
___ VOTE WITHHELD for all nominees
___ VOTE FOR, except vote withheld from the following nominee:
    ________________________________.

   In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.

The Board of Directors recommends A VOTE "FOR" the election of directors.


               (continued and to be signed on the reverse side)

(card back)


This proxy will be voted as specified. If no specification is made, this proxy will be voted FOR Proposal 1 and with the discretion of the Proxy or Proxies on any other business.

                           -------------------------

     Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked. Receipt of the Notice of the 1995 Annual Meeting and Proxy Statement is hereby acknowledged. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


______________________________                   ______________________________
SIGNATURE                 DATE                   SIGNATURE                 DATE

Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator or guardian, please give your FULL title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.